Exhibit 10.7

Confidential

CALL OPTION AGREEMENT

AMONG

LIU RONGHUA

FENG KA

QIANHAI ASIA TIME(SHENZHEN) INTERNATIONAL FINANCE SERVICE CO.,

LTD.

HUAYA INFORMATION (SHENZHEN) CO., LTD.

[September 5], 2018

CALL OPTION AGREEMENT

This CALL OPTION AGREEMENT (this “AGREEMENT”) is entered into in Shenzhen of the People’s Republic of China (“China” or the “PRC”) as of [September 5], 2018 by and among the following Parties:

(1) Liu Ronghua

ADDRESS: No. 16, 12 Team, Datang Village, Dali Town, Beiliu, Guangxi Province, China

ID Number: 450681199012101418

(2) Feng Ka

ADDRESS: No.23, Youwei Tang, Yanggang Village, Xinqiao Town, Yulin District, Yulin, Guangxi Province, China

ID Number:452501197110101736

(3) Qianhai Asia Time (Shenzhen) International Finance Service Co., Ltd. ( “ASIA TIME”)

REGISTERED ADDRESS: Room 3902A, Building 5, Dachong International Center, No.39 Tong Gu Road, Yuehai Street, Nanshan district, Shen Zhen, China

(4) HUAYA INFORMATION (SHENZHEN) CO., LTD. (“HUAYA”)

REGISTERED ADDRESS: Room 3902, Building 5, Dachong International Center, No.39 Tong Gu Road, Yuehai Street, Nanshan district, Shen Zhen, China

(Liu Ronghua, Feng ka hereinafter shall be individually referred to as a “PERSONAL SHAREHOLDER” and collectively, the “PERSONAL SHAREHOLDERS”. The Personal Shareholders and ASIA TIME hereinafter individually referred to as a “SHAREHOLDER” and collectively, the “SHAREHOLDERS”. The Shareholders, HUAYA and the companies which was holding by ASIA TIME hereinafter shall be individually referred to as a “PARTY” and collectively referred to as the “PARTIES”.)

WHEREAS

(1) As of the date of this Agreement, Liu Ronghua and Feng ka are the enrolled shareholders of ASIA TIME, legally holding all the equity in ASIA TIME, of which Liu Ronghua holding 99% interest, Feng ka holding 1% interest.

(2) The Shareholders intend to transfer to HUAYA, and HUAYA is willing to accept, all their respective equity interest in the Target Companies (as defined below), to the extent not violating PRC Law.

(3) In order to conduct the above equity transfer, the Shareholders agree to jointly grant HUAYA an irrevocable call option for equity transfer (hereinafter the “CALL OPTION”), under which and to the extent permitted by PRC Law, the Shareholders shall on demand of HUAYA transfer the Option Equity (as defined below) to HUAYA and/or any other entity or individual designated by it in accordance with the provisions contained herein.

(4) ASIA TIME intends to transfer to HUAYA all of its assets and liabilities to the extent not violating PRC Law. In order to conduct the above asset transfer, ASIA TIME agrees to grant HUAYA an irrevocable call option for assets (hereinafter the “ASSET CALL OPTION”), under which and to the extent as permitted by PRC Law, ASIA TIME shall on demand of HUAYA transfer the assets and liabilities to HUAYA and/or any other entity or individual designated by it in accordance with the provisions contained herein.

THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

ARTICLE 1 - DEFINITION

1.1 Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“PRC LAW” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

“OPTION EQUITY” shall mean, in respect of each of the Shareholders, all of the equity interest held thereby in the Target Company Registered Capital (as defined below).

“TARGET COMPANY” shall mean, to PERSONAL SHAREHOULDERS, ASIA TIME: and to ASIA TIME, any and all of the companies which was held by it (exclusive of Qianhai Asia Time (Shenzhen) International Fund Management Company (“Fund Company”)).

“TARGET COMPANY REGISTERED CAPITAL” shall mean the registered capital of ASIA TIME as of the execution date of this Agreement, i.e., RMB50, 000,000, and the registered capital of each Target Company which was holding by ASIA TIME, which shall include any expanded registered capital as the result of any capital increase within the term of this Agreement.

“TRANSFERRED EQUITY” shall mean the equity of Target Company which HUAYA has the right to require the Shareholders to transfer to it or its designated entity or individual when HUAYA exercises its Call Option (hereinafter the “EXERCISE OF OPTION”) in accordance with Article 3.2 herein, the amount of which may be all or part of the Option Equity and the details of which shall be determined by HUAYA at its sole discretion in accordance with the then valid PRC Law and from its commercial consideration.

“TRANSFER PRICE” shall mean all the consideration that HUAYA or its designated entity or individual is required to pay to the Shareholders in order to obtain the Transferred Equity upon each Exercise of Option. In spite of any provision herein, in case of HUAYA exercising the call option in its sole discretion upon the occurrence of the situation in which such call option exercise become feasible under the relevant laws in PRC, any additional consideration paid other than the $1.00 which may be required under the laws of China to effect such purchase to comply with such legal formalities shall be either cancelled or returned to the company immediately with no additional compensation to the owners. The shareholders hereby acknowledge the purpose of such provisions and hereby agrees and authorizes the company to take any and all actions to effect such transaction and agrees irrevocably to execute any and all documents and instruments and authorize HUAYA and its designated entity or individual to sign on his or her behalf and hereby gives the HUAYA and its designated entity or individual a proxy to execute and deliver such documents and instruments to effect the purpose of this provision and hereby waives any defense or claim of causes of action to challenge or defeat this provision. If there exists any regulatory provision with respect to Transfer Price under the then PRC Law, HUAYA or its designated entity or individual shall be entitled to determine the lowest price permitted by PRC Law as the Transfer Price.

“BUSINESS PERMITS” shall mean any approvals, permits, filings, registrations etc. which ASIA TIME is required to have for legally and validly operating its commercial consulting business and all such other businesses, including but not limited to the Business License of the Cooperate Legal Person, the Tax Registration Certificate, the Permit for commercial consulting business and such other relevant licenses and permits as required by the then PRC Law.

“TARGET COMPANY ASSETS” shall mean, in respect of any Target Company, all the tangible and intangible assets which such Target Company owns or has the right to use during the term of this Agreement, including but not limited to any immoveable and moveable assets, and such intellectual property rights as trademarks, copyrights, patents, proprietary know-how, domain names and software use rights.

“THE EXCLUSIVE SERVICE AGREEMENT” shall mean the Exclusive Service Agreement entered into among each Target Company and HUAYA dated [September 5], 2018.

“MATERIAL AGREEMENT” shall mean an agreement to which any Target Company is a party and which has a material impact on the businesses or assets of the Target Company, including but not limited to the Exclusive Service Agreement among the Target Company and HUAYA, and other agreements regarding the Target Company’s commercial consulting business.

1.2 The references to any PRC Law herein shall be deemed

(1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

ARTICLE 2 - GRANT OF CALL OPTION

The Parties agree that the Shareholders exclusively grant HUAYA hereby irrevocably and without any additional conditions with a Call Option, under which HUAYA shall have the right to require the Shareholders to transfer the Option Equity to HUAYA or its designated entity or individual in such method as set out herein and as permitted by PRC Law. HUAYA also agrees to accept such Call Option.

In case of HUAYA exercising the call option in its sole discretion upon the occurrence of the situation in which such call option exercise become feasible under the relevant laws in PRC, any additional consideration paid other than the $1.00 which may be required under the laws of China to effect such purchase to comply with such legal formalities shall be either cancelled or returned to the company immediately with no additional compensation to the ASIA TIME and Shareholders. ASIA TIME and Shareholders hereby acknowledge the purpose of such provisions and hereby agrees and authorizes the company to take any and all actions to effect such transaction and agrees irrevocably to execute any and all documents and instruments and authorize the company’s relevant officers to sign on his or her behalf and hereby gives the company and any of its relevant officers a proxy to execute and deliver such documents and instruments to effect the purpose of this provision and hereby waives any defense or claim of causes of action to challenge or defeat this provision.

ARTICLE 3 - METHOD OF EXERCISE OF OPTION

3.1 To the extent permitted by PRC Law, HUAYA shall have the sole discretion to determine the specific time, method and times of its Exercise of Option.

3.2 If the then PRC Law permits HUAYA and/or other entity or individual designated by it to hold all the equity interest of Target Company, then HUAYA shall have the right to elect to exercise all of its Call Option at once, where HUAYA and/or other entity or individual designated by it shall accept all the Option Equity from the Shareholders at once; if the then PRC Law permits HUAYA and/or other entity or individual designated by it to hold only part of the equity in Target Company, HUAYA shall have the right to determine the amount of the Transferred Equity within the extent not exceeding the upper limit of shareholding ratio set out by the then PRC Law (hereinafter the “SHAREHOLDING LIMIT”), where HUAYA and/or other entity or individual designated by it shall accept such amount of the Transferred Equity from the Shareholders. In the latter case, HUAYA shall have the right to exercise its Call Option at multiple times in line with the gradual deregulation of PRC Law on the permitted Shareholding Limit, with a view to ultimately acquiring all the Option Equity.

3.3 At each Exercise of Option by HUAYA, each of the Shareholders shall transfer their respective equity in the Target Company to HUAYA and/or other entity or individual designated by it respectively in accordance with the amount required in the Exercise Notice stipulated in Article 3.5. HUAYA and other entity or individual designated by it shall pay the Transfer Price to each of the Shareholders who has transferred the Transferred Equity for the Transferred Equity accepted in each Exercise of Option. HUAYA shall have the right to elect to pay the purchase price by settlement of certain credits held by it or its affiliates to the shareholders.

3.4 In each Exercise of Option, HUAYA may accept the Transferred Equity by itself or designate any third party to accept all or part of the Transferred Equity.

3.5 On deciding each Exercise of Option, HUAYA shall issue to the Shareholders a notice for exercising the Call Option (hereinafter the “EXERCISE NOTICE”, the form of which is set out as Appendix I hereto). The Shareholders shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Equity in accordance with the Exercise Notice to HUAYA and/or other entity or individual designated by HUAYA in such method as described in Article 3.3 herein.

3.6 The Shareholders hereby severally undertake and guarantee that once HUAYA issues the Exercise Notice in respect to the specific Transferred Equity of the Target Company held by it:

(l) it shall immediately hold or request to hold a shareholders’ meeting of the Target Company and adopt a resolution through the shareholders’ meeting, and take all other necessary actions to agree to the transfer of all the Call Option to HUAYA and/or other entity or individual designated by it at the Transfer Price and waive the possible preemption;

(2) it shall immediately enter into an equity transfer agreement with HUAYA and/or other entity or individual designated by it for transfer of all the Transferred Equity to HUAYA and/or other entity or individual designated by it at the Transfer Price; and

(3) it shall provide HUAYA with necessary support (including providing and executing all the relevant legal documents, processing all the procedures for government approvals and registrations and bearing all the relevant obligations) in accordance with the requirements of HUAYA and of the laws and regulations, in order that HUAYA and/or other entity or individual designated by it may take all the Transferred Equity free from any legal defect.

3.7 At the meantime of this Agreement, the Shareholders shall respectively enter into a power of attorney (hereinafter the “POWER OF ATTORNEY”, the form of which is set out as Appendix II hereto), authorizing in writing any person designated by HUAYA to, on behalf of such Shareholder, to enter into any and all of the legal documents in accordance with this Agreement so as to ensure that HUAYA and/or other entity or individual designated by it take all the Transferred Equity free from any legal defect. Such Power of Attorney shall be delivered for custody by HUAYA and HUAYA may, at any time if necessary, require the Shareholders to enter into multiple copies of the Power of Attorney respectively and deliver the same to the relevant government department.

ARTICLE 4 - ASSET CALL OPTION

ASIA TIME and the Personal Shareholders hereby further undertake to grant HUAYA irrevocably an option to purchase assets within the term of this Agreement: to the extent not violating the mandatory requirements under PRC Law, ASIA TIME will transfer all of its assets and liabilities to HUAYA and/or other entity or individual designated by it when required by HUAYA.

In case of the HUAYA exercising the Asset Call Option in its sole discretion upon the occurrence of the situation in which such call option exercise become feasible under the relevant laws in PRC, any additional consideration paid other than the $1.00 which may be required under the laws of China to effect such purchase to comply with such legal formalities shall be either cancelled or returned to the company immediately with no additional compensation to the ASIA TIME and Shareholders. ASIA TIME and Shareholders hereby acknowledge the purpose of such provisions and hereby agrees and authorizes the company to take any and all actions to effect such transaction and agrees irrevocably to execute any and all documents and instruments and authorize the company’s relevant officers to sign on his or her behalf and hereby gives the company and any of its relevant officers a proxy to execute and deliver such documents and instruments to effect the purpose of this provision and hereby waives any defense or claim of causes of action to challenge or defeat this provision.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

5.1 Each of the Shareholders hereby severally represents and warrants in respect to itself and the Target Company in which he holds equity as follows:

5.1.1 Each of the Personal Shareholders is a PRC citizen with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party. Each of the Personal Shareholders has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein.

5.1.2 This Agreement is executed and delivered by Personal Shareholders legally and properly. This Agreement constitutes the legal and binding obligations on Personal Shareholders and is enforceable on it in accordance with its terms and conditions. The Personal Shareholders are the enrolled legal owner of the Option Equity as of the effective date of this Agreement, and except the rights created by this Agreement, the Shareholders’ Voting Rights Proxy Agreement entered into by Personal Shareholders, HUAYA and their respective Target Company dated [September 5], 2018 (the “PROXY AGREEMENT”), the Equity Pledge Agreement entered into by it, HUAYA. the Target Company dated [September 5], 2018 (the “EQUITY PLEDGE AGREEMENT”), there is no lien, pledge, claim and other encumbrances and third party rights on the Option Equity. In accordance with this Agreement, HUAYA and/or other entity or individual designated by it may, after the Exercise of Option, obtain the proper title to the Transferred Equity free from any lien, pledge, claim and other encumbrances and third party rights.

5.1.3 Target Company shall obtain complete Business Permits as necessary for its operations upon this Agreement taking effect, and Target Company shall have sufficient rights and qualifications to operate within PRC the businesses of commercial consulting and other business relating to its current business structure. Target Company has conducted its business legally since its establishment and has not incurred any cases which violate or may violate the regulations and requirements set forth by the departments of commerce and industry, tax, culture, news, quality technology supervision, labor and social security and other governmental departments or any disputes in respect of breach of contract.

5.2 ASIA TIME hereby represents and warrants in respect to itself and the Target Company in which it holds equity as follows:

5.2.1 ASIA TIME is a limited liability company operation duly registered and validly existing under PRC Law, with independent status as a legal person; ASIA TIME has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.2.2 ASIA TIME has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein.

5.2.3 This Agreement is executed and delivered by ASIA TIME legally and properly. This Agreement constitutes legal and binding obligations on it.

5.2.4 ASIA TIME is the enrolled legal shareholder of the Option Equity when this Agreement comes into effect, except the rights created by this Agreement, the Proxy Agreement, the Equity Pledge Agreement, there is no lien, pledge, claim and other encumbrances and third party rights on the Option Equity. In accordance with this Agreement, HUAYA and/or other entity or individual designated by it may, upon the Exercise of Option, obtain the proper title to the Transferred Equity free from any lien, pledge, claim and other encumbrances and third party rights.

5.2.5 Target Company shall obtain complete Business Permits as necessary for its operations upon this Agreement taking effect, and Target Company shall have sufficient rights and qualifications to operate within PRC the businesses of commercial consulting and other business relating to its current business structure. Target Company has conducted its business legally since its establishment and has not incurred any cases which violate or may violate the regulations and requirements set forth by the departments of commerce and industry, tax, culture, quality technology supervision, labor and social security and other governmental departments or any disputes in respect of breach of contract.

The remaining shareholders of the Target Companies in which ASIA TIME holds equity have given written approvals regarding the content of this Agreement and have irrevocably undertaken, upon the Exercise of Option by ASIA TIME of Option Equity in accordance with this Agreement, to respectively waive possible rights of preemption and offer necessary assistance.

5.3 HUAYA hereby represents and warrants as follows:

5.3.1 HUAYA is a company with limited liability properly registered and legally existing under PRC Law, with an independent status as a legal person. HUAYA has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.3.2 HUAYA has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein.

ARTICLE 6 - UNDERTAKINGS BY THE SHAREHOLDERS

6.1 The Shareholders hereby individually undertake within the term of this Agreement that it must take all necessary measures to ensure that Target Company is able to obtain all the Business Permits necessary for its business in a timely manner and all the Business Permits remain in effect at any time.

6.2 The Shareholders hereby individually undertake within the term of this Agreement that without the prior written consent by HUAYA,

6.2.1 no Shareholders shall transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party rights on any Option Equity;

6.2.2 it shall not increase or decrease the Target Company Registered Capital or cast affirmative vote regarding the aforesaid increase or decrease in registered capital;

6.2.3 it shall not dispose of or cause the management of Target Company to dispose of any of the Target Company Assets (except as occurs during the arm’s length operations);

6.2.4 it shall not terminate or cause the management of Target Company to terminate any Material Agreements entered into by Target Company, or enter into any other Material Agreements in conflict with the existing Material Agreements;

6.2.5 it shall not individually or collectively cause each Target Company to conduct any transactions that may substantively affect the asset, liability, business operation, equity structure, equity of a third party and other legal rights (except those occurring during the arm’s length operations or daily operation, or having been disclosed to and approved by HUAYA in writing);

6.2.6 it shall not appoint or cancel or replace any executive directors or members of board of directors (if any), supervisors or any other management personnel of Target Company to be appointed or dismissed by the Shareholders;

6.2.7 it shall not announce the distribution of or in practice release any distributable profit, dividend or share profit or cast affirmative votes regarding the aforesaid distribution or release;

6.2.8 it shall ensure that Target Company shall validly exist and prevent it from being terminated, liquidated or dissolved;

6.2.9 it shall not amend the Articles of Association of Target Company or cast affirmative votes regarding such amendment;

6.2.10 it shall ensure that Target Company shall not lend or borrow any money, or provide guarantee or engage in security activities in any other forms, or bear any substantial obligations other than on the arm’s length basis; and

6.3 The Shareholders hereby individually undertake that it must make all its efforts during the term of this Agreement to develop the business of Target Company, and ensure that the operations of Target Company are legal and in compliance with the regulations and that it shall not engage in any actions or omissions which might harm the Target Company Assets or its credit standing or affect the validity of the Business Permits of Target Company.

6.4 Without limiting the generality of Article 6.3 above, considering the fact that each Shareholder of each Target Company sets aside all the equity interest held thereby in each Target Company as security to secure the performance by each Target Company of the obligations under the Exclusive Service Agreement, the performance of such Shareholder of the obligations under the Proxy Agreement, the Shareholder undertakes to, within the term of this Agreement, make full and due performance of any and all of the obligations on the part thereof under the Proxy Agreement, and to procure the full and due performance of each Target Company of any and all of its obligations under the Exclusive Service Agreement and warrants that no adverse impact on exercising the rights under this Agreement by HUAYA will be incurred due to the breach by the Shareholder of the Proxy Agreement or the breach of the Target Company of the Exclusive Service Agreement.

6.5 ASIA TIME undertakes that, before HUAYA Exercise of Option and acquire all equity of ASIA TIME, ASIA TIME shall not do the following:

6.5.1 Sell, transfer, mortgage or dispose by other way any assets, business, revenue or other legal rights of its own or any Target Company, or permit creating any encumbrance or other third party’s interest on such assets, business, revenue or other legal rights (except as occurs during the arm’s length or operations or daily operation, or as is disclosed to HUAYA and approved by HUAYA in writing);

6.5.2 conduct any transactions that may substantively affect the asset, liability, business operation, equity structure, equity of a third party and other legal rights (except those occurring during the arm’s length operations or daily operation, or having been disclosed to HUAYA and approved by HUAYA in writing);

6.5.3 release any dividend or share profit to the Personal Shareholders or cause the Target Company to do so in any form.

ARTICLE 7 - CONFIDENTIALITY

7.1 Notwithstanding the termination of this Agreement, the Shareholders shall be obligated to keep in confidence the following information (hereinafter collectively the “CONFIDENTIAL INFORMATION”): (i) information on the execution, performance and the contents of this Agreement; (ii) the commercial secret, proprietary information and customer information in relation to HUAYA known to or received by it as the result of execution and performance of this Agreement; and (iii) the commercial secrets, proprietary information and customer information in relation to Target Company known to or received by it as the shareholder of Target Company. The Shareholders may use such Confidential Information only for the purpose of performing its obligations under this Agreement. No Shareholders shall disclose the above Confidential Information to any third parties without the written consent from HUAYA, or they shall bear the default liability and indemnify the losses.

7.2 Upon termination of this Agreement, both Shareholders shall, upon demand by HUAYA, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

7.3 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 8 - TERM OF AGREEMENT

8.1 This Agreement shall take effect as of the date of formal execution by the Parties. For each Shareholder, this Agreement shall terminate in respect to such Shareholder when all the Option Equity of all the Target Company held by him is legally transferred under the name of HUAYA and/or other entity or individual designated by it in accordance with the provisions of this Agreement.

8.2 After termination of this Agreement in respect to such Shareholder according to Article 8.1 above, this Agreement continues to be fully valid in respect to other Shareholders.

ARTICLE 9 – NOTICE

9.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

9.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 10 - LIABILITY FOR BREACH OF CONTRACT

10.1 The Parties agree and confirm that, if any party (hereinafter the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or omits substantially to perform any of the obligations hereunder, or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement (hereinafter a “DEFAULT”), then non-defaulting Party shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then non-defaulting Party shall have the right at its own discretion to select any of the following remedial measures:

(1) to terminate this Agreement and require the Defaulting Party to indemnify it for all the damage; or

(2) mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.

10.2 Without limiting the generality of Article 10.1, any breach of the Proxy Agreement, the Equity Pledge Agreement shall be deemed as having constituted the breach by such Shareholder of this Agreement; and any breach by Target Company of any provision in the Exclusive Service Agreement, if attributable to the failure of any Shareholder to perform the obligations thereof under Article 6.4 hereof, shall be deemed as having constituted the breach by such Shareholder of this Agreement.

10.3 The Parties agree and confirm that in no circumstances shall the Shareholders request the termination of this Agreement for any reason, except otherwise stipulated by law or this Agreement.

10.4 Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.

ARTICLE 11 - MISCELLANEOUS

11.1 This Agreement shall be prepared in the Chinese language in four (4) original copies, with each involved Party holding one (1) copy hereof.

11.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to PRC Law.

11.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to Shenzhen Court of International Arbitration in accordance with the arbitration rules of such Commission in Shenzhen, and the arbitration award shall be final and binding on all Parties.

11.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

11.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

11.6 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

11.7 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

11.8 Upon execution, this Agreement shall substitute any other legal documents previously executed by the Parties on the same subject.

11.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement. Notwithstanding the preceding sentence, considering that the rights and obligations of each of the Shareholders hereunder are independent and severable from each other, in case the amendment or supplement to this Agreement is intended to have impact upon one of the Shareholders, such amendment or supplement requires the approval of such Shareholder only and it is not required to obtain the approval from the other ones of the Shareholders (to the extent the amendment or supplement do not have impact upon such other Shareholders).

11.10 Without prior written consent by HUAYA, the Shareholders shall not transfer to any third party any of its right and/or obligation under this Agreement, HUAYA shall have the right to transfer to any third party designated by it any of its right and/or obligation under this Agreement after notice to the Shareholders.

11.11 This Agreement shall be binding on the legal successors of the Parties.

Notwithstanding any provision to the contrary in this Agreement, in case of the event stipulated under Article 6.2.10, the relevant Shareholder shall, upon request by HUAYA, procure that such new commercial consulting company should be included as a Target Company defined hereunder and that the all the equity interest held by such Shareholder in such new commercial consulting company shall become the Option Equity defined hereunder, by signing the acknowledgement letter in substantially the form attached hereto as Appendix III. Considering that the rights and obligations of each of the Shareholders hereunder are independent and severable from each other, the arrangement procuring that the equity interest in such new commercial consulting company becoming the Option Equity will have no impact on the rights or obligations of the other Shareholders, the above arrangement requires written confirmation of HUAYA and the relevant Shareholder only. The other Shareholders hereto hereby grant irrevocable and unconditional waiver in respect to such arrangement, and further acknowledge that the relevant Shareholder should not be obligated to obtain approval from them when he or it make the equity interest held by him or it Option Equity.

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(EXECUTION PAGE)

IN WITNESS HEREOF, the following Parties have caused this Call Option Agreement to be executed as of the date and in the place first here above mentioned.

Liu Ronghua
Signature by:	/s/ Liu Ronghua

Feng Ka
Signature by:	/s/ Feng Ka

HUAYA INFORMATION (SHENZHEN) CO., LTD. (Company chop)

Signed by:	/s/ Chen Qiang
Name:	Chen Qiang
Position:	Authorized Representative

QIANHAI ASIA TIME (SHENZHEN) INTERNATIONAL FINANCE SERVICE CO, LTD. (Company chop)

Signed by:	/s/ Chen Qiang
Name:	Chen Qiang
Position:	Authorized Representative